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                             Pacific Life Insurance Company                   GUARANTEED EARNINGS
                                    P.O. Box 7187                               ENHANCEMENT (GEE)
                               Pasadena, CA  91109-7187                             RIDER REQUEST
                                 (800) 722-2333


The GEE Rider is available for all products EXCEPT Pacific Frontiers and PSVA. Please refer to each product's prospectus for more information.


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1  GENERAL INFORMATION

   - All Annuitants must be age 75 or younger to purchase the GEE Rider.


OWNER Name (FIRST, MIDDLE INITIAL, LAST)      Contract No.        SSN/TIN           Daytime Phone
                                                                                    (   )
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2   ADD THE GEE RIDER

    / /  ADD THE GEE RIDER TO MY CONTRACT.

         I UNDERSTAND THAT:

         -   On each Contract Anniversary, a charge of 0.25% ("GEE Charge") of the Contract Value will be assessed.

         -   In the event of a full withdrawal of the amount available for withdrawal under the
             Contract, the entire GEE Charge for the Contract Year in which such withdrawal occurs will be netted out of the final payment.

         -   Once purchased, the GEE Rider will remain in effect until the earlier of:

               (a) the date a full withdrawal of the amount available for withdrawal is made under the Contract;
               (b) the date a death benefit becomes payable under the Contract;
               (c) the date the Contract is terminated in accordance with the provisions of the
                   Contract; or
               (d) the Annuity Date.

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3   SIGNATURES


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       Owner's Signature                  Date            Joint Owner's Signature         Date

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WHERE TO SEND THIS FORM:   PACIFIC LIFE INSURANCE COMPANY
                           P.O. Box 7187
                           Pasadena, CA  91109-7187

WHO TO CALL FOR HELP OR QUESTIONS:  Your registered representative or the Pacific Line at
(800) 722-2333.

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